Ex. 99.28(h)(19)(i)   RULE 12d1-4 FUND OF FUNDS ETF INVESTMENT AGREEMENT   This Agreement, dated as of October 23, 2025, among JNL Series Trust (“Acquiring Trust”), on behalf of each of itself and its separate series listed in Appendix A, as may be amended from time to time, that invests in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly (each, an “Acquiring Fund”), and First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange- Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded Fund VIII, First Trust Exchange-Traded AlphaDEX® Fund, and First Trust Exchange-Traded AlphaDEX® Fund II, (each an “Acquired Trust”), on behalf of each Acquired Trust and each applicable series listed on Appendix B, as may be amended from time to time, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).   WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”); and   WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (the "Distributor") or any registered brokers or dealers ("Brokers") may knowingly sell shares of such registered investment company to other investment companies; and   WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, as well as Distributors and Brokers to knowingly sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of, and in reliance on the Rule; and   WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and   WHEREAS, an Acquired Fund, Distributor, or Broker may, from time to time, knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and   NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, Distributor, or Broker may sell shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.   1 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 1/8

    1. Terms of Investment.   In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Funds agree as follows:   (a)  The Funds note that each Acquired Fund operates as an exchange-traded fund and is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired Funds can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”, as such term is defined under Rule 6c-11 of the 1940 Act) that have entered into an agreement (“Participation Agreement”) with the Acquired Funds’ Distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creations and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Participation Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund. The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser, with making the required findings under the Rule.   (b)  Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which an investment in the Acquired Fund is made, if any (c)  In order to assist an Acquiring Fund’s investment adviser with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.   2. Representations of the Acquired Funds.   (a)                    In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   2 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 2/8

    (b)          Each Acquired Fund agrees that any information regarding planned purchases, sales or redemptions of shares of an Acquired Fund provided by an Acquiring Fund pursuant to Section 1(c) of this Agreement will be used solely for the purposes of this Agreement.   3. Representations and warranties of the Acquiring Funds.   (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d) (1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   (b) Additionally, an Acquiring Fund shall promptly notify an Acquired Fund:   i. prior to the purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities;   ii. of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities; and   iii. where an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, hold more than 25% of such Acquired Fund’s total outstanding voting securities.   (c) An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund's investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund's reasonable request.   (d) Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in any funds listed on the 12d1-4 Excluded Funds List (as defined in Appendix B). Each Acquiring Fund acknowledges that the 12d1-4 Excluded Funds List is available as described in Appendix B, and further acknowledges that it is an Acquiring Fund’s obligation to review the 12d1-4 Excluded Funds List on an ongoing basis for any changes which may occur from time to time.   3 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 3/8

    4. Notices.   All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.   If to the Acquiring Funds: If to the Acquired Funds: Emily Bennett Kristi Maher c/o JNL Series Trust First Trust Portfolios, L.P. 1 Corporate Way, Mail Code 8N41 120 E. Liberty Drive, Suite 400 Lansing, MI 48951 Wheaton, IL 60187 Email: emily.bennett@jackson.com Email: foflegal@ftportfolios.com     With a copy to: With a copy to: JNAM Legal W. Scott Jardine, Esq. c/o Jackson National Asset Management, LLC Attn: Legal Dept. 1 Corporate Way First Trust Portfolios L.P. Mail Code 8N41 Lansing, MI 48951 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: JNAM-Legal@jackson.com Email: foflegal@ftportfolios.com   5. Term and Termination.   (a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.   (b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Fund beyond the Section 12(d) (1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, an Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquired Fund shall not terminate the Agreement as to other Acquired Funds that are parties hereto.   6. Assignment; Amendment; Miscellaneous   (a) This Agreement may not be assigned by either party without the prior written consent of the other.   (b) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that the 12d1- 4 Excluded Funds List, as defined in Appendix B to this Agreement may be amended by the Acquired Funds, in their sole discretion. For the avoidance of doubt, it is acknowledged and agreed that no notice is required to update, supplement or otherwise amend the 12d1-4 Excluded Fund List.   4 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 4/8

    (c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Trust.   (d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.   (e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.   (f) Each of the Acquired Trusts is a Massachusetts business trust, a copy of the Declaration of Trust of each such Acquired Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquired Trust or the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund. Similarly, the Acquiring Trust is a Massachusetts business trust, and a copy of the Declaration of Trust of such Acquiring Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.   (g) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.   5 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 5/8

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.   JNL Series Trust on behalf of itself and each of the Acquiring Funds listed in Appendix A   Name:/s/ Emily Bennett   Emily Bennett   Title: Vice President     First Trust Exchange-Traded Fund First Trust Exchange-Traded Fund II First Trust Exchange-Traded Fund III First Trust Exchange-Traded Fund IV First Trust Exchange-Traded Fund V First Trust Exchange-Traded Fund VI First Trust Exchange-Traded Fund VII First Trust Exchange-Traded Fund VIII First Trust Exchange-Traded AlphaDEX® Fund First Trust Exchange-Traded AlphaDEX® Fund II   Each on behalf of its applicable series listed on Appendix B   Name:/s/ James M. Dykas     James M. Dykas   Title: President and CEO     6 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 6/8

    Appendix A – Acquiring Funds   The following series of JNL Series Trust:   JNL Moderate ETF Allocation Fund JNL Moderate Growth ETF Allocation Fund JNL Growth ETF Allocation Fund   7 3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 7/8

    Appendix B – Acquired Funds   Exchange-Traded Funds   First Trust Exchange-Traded Fund All Series First Trust Exchange-Traded Fund II All Series First Trust Exchange-Traded Fund III All Series First Trust Exchange-Traded Fund IV All Series First Trust Exchange-Traded Fund V All Series First Trust Exchange-Traded Fund VI All Series First Trust Exchange-Traded Fund VII All Series First Trust Exchange-Traded Fund VIII All Series First Trust Exchange-Traded AlphaDEX® Fund All Series First Trust Exchange-Traded AlphaDEX® Fund II All Series   This Appendix B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds, along with related requirements (the “12d1-4 Excluded Funds List”), all such additional terms and requirements being deemed incorporated by reference into this Agreement, which is maintained at First Trust’s website https://www.ftportfolios.com/Common/ContentFileLoader.aspx?ContentGUID=b043947d-1a3d-4c6d-a149-41ebd693d5b6 and is available as the 12d1-4 Excluded Funds List under the News & Literature tab for each First Trust-advised ETF, as such site is amended, supplemented or revised and in effect from time to time.   8   3/18/26, 2:39 PM exh19i_ftfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/a41aab05-361f-493f-85c6-a861b3708b0f_Fund_of_Fund Agts (002).zip.b0f/exh19i_ftfofagmnt1025.htm 8/8